EXHIBIT 4.1

EMPLOYMENT AGREEMENT BETWEEN KOLA MINING CORP.
AND IGOR A. KOVARSKY DATED JUNE 1, 2008

Dated:                                                                                                              June 1, 2008

BETWEEN:

KOLA MINING CORP.

OF THE FIRST PART

AND:

IGOR A. KOVARSKY

OF THE SECOND PART

___________________________________________________________________

EMPLOYMENT AGREEMENT
___________________________________________________________________

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of and to have effect from the 1st day of June, 2008,

BETWEEN:

KOLA MINING CORP., a company duly incorporated under the laws of British Columbia, and having its head office at Suite 598, 999 Canada Place, Vancouver, BC V6C 3E1

(hereinafter called the "Company")

 OF THE FIRST PART
AND:

IGOR A. KOVARSKY, of 88 Eagle Pass, Port Moody, BC V3H 5E7

(hereinafter called "Kovarsky")

 OF THE SECOND PART

WHEREAS:

A.           The Company is a Vancouver based mining and exploration company, which has acquired precious and base metal properties situated in Russia and Kyrgyzstan;

B.           The Company is a reporting company whose shares are posted and listed for trading on the TSX Venture Exchange;

C.           The Company is planning to conduct a financing in the near future to provide funds for the development of its Souker project in Russia (the “Financing”);

D.           Kovarsky has certain skills, expertise and experience which the Company wishes to employ;

E.           the Company agrees to retain and Kovarsky agrees to serve in the capacity more particularly set out in Article 1 of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties represent, warrant, covenant and agree as follows:

ARTICLE 1
ENGAGEMENT AND DURATION

1.1           The Company hereby engages the services of Kovarsky as an employee and Kovarsky hereby accepts such engagement and agrees to provide his services to the best of his ability and in accordance with the terms and conditions of this Agreement, as President and Chief Executive Officer of the Company.

1.2           The Company shall engage Kovarsky for a term of five (5) years commencing June 1, 2008 and terminating on May 31, 2013 (the “Termination Date”), subject to earlier termination as provided for in sections 5.1 and 5.3 hereof.

1.3           The term of this Agreement may be extended by the consent of both parties for additional terms of five years by giving notice of such extension at any time after the first anniversary of the term then in effect.

ARTICLE 2
DUTIES

2.1           Kovarsky shall perform all duties customarily performed by a President and CEO of a publicly-held company engaged in a business similar to the Company's business including, without limiting the generality of the foregoing, the administration and management of the business and affairs of the Company.

2.2           Kovarsky shall devote his full time and attention to the business and affairs of the Company during each year of this Agreement, use his best efforts to promote the interests of the Company and, to the extent necessary to discharge the responsibilities assigned to Kovarsky, perform faithfully and efficiently such responsibilities.  The Company acknowledges that Kovarsky's duties will usually be performed on business days, but his circumstances may require that his services may also be performed on weekends and holidays.  Kovarsky shall not be entitled to hold the position of a director in any other company other than the Company during the term of this Agreement without the prior written consent of the Company, which consent will not be unreasonably withheld.

2.3           Kovarsky shall report directly to the Board of Directors of the Company.

2.4           In the event of a change of control of the Company, Kovarsky shall continue to serve the Company in the same capacity and have the same authority, responsibilities and status as he had as of the date immediately prior to the change of control.  For the purposes of this Agreement, a "change of control" shall be deemed to have occurred when:

(a)
a person or combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, becomes a “control person” (as that term is defined in the Securities Act, British Columbia) of the Company; or

(b)	a majority of the directors elected at any annual or special general meeting of shareholders of the Company are not individuals nominated by the Company's then incumbent board of directors.

ARTICLE 3
REMUNERATION AND BENEFITS

Remuneration

3.1           Kovarsky shall be paid $20,000 per month in Canadian funds, for the term of this Agreement.  The remuneration shall be reviewed on each anniversary of the effective date of this Agreement.  In the event of death, or permanent incapacity or disability of Kovarsky, the remuneration payable to Kovarsky shall continue for a period of three months after such death, or permanent incapacity or disability.  In the event of the temporary incapacity or disability of Kovarsky such that Kovarsky is unable to reasonably perform his duties hereunder, Kovarsky shall be paid $18,000 per month in Canadian funds, for the first three months for such period of incapacity or disability and $15,000 per month in Canadian funds, for the following three months of such period of incapacity or disability.  If Kovarsky's temporary incapacity or disability continues for six consecutive months, the Company at any time thereafter during the continuation of such condition may deem the incapacity or disability to be permanent.

Options

3.2           Kovarsky shall be eligible for share options as may be approved by the Board of Directors of the Company from time to time.  Initially, Kovarsky will be granted stock options to purchase an aggregate 1,000,000 shares of the Company to be set at either the Financing price or the market price, whichever is higher, exercisable for a period of five years from the date of grant.  These initial options will be subject to a vesting restriction that will expire on April 30, 2009.  These options will be granted on or before July 31, 2008 as market conditions permit.

Reimbursement of Expenses

3.3           The Company shall reimburse Kovarsky for all reasonable expenses incurred by Kovarsky in the performance of duties pursuant to this Agreement, provided that Kovarsky provides the Company with a written expense account in reasonable detail on a monthly basis.

Benefits and Insurance

3.4           Kovarsky will be entitled to the full benefits package provided by the Company for its executive employees. In addition, the Company will provide you with your personal international medical insurance to cover you while on Company business outside of Canada.

Vacation and Other Benefits

3.5   Kovarsky shall be entitled to three weeks annual paid vacation from the Company.

ARTICLE 4
RESTRICTIVE COVENANTS

Non-Competition

4.1           Subject to the provisions of paragraph 4.10 hereof, during the term of this Agreement and for the six months following the termination or expiration of this Agreement, Kovarsky shall not:

(a)           own or have any interest directly in; nor

(b)           act as an officer, director, agent, employee or consultant for any person, firm, association, partnership, corporation or other entity (the “Competitive Entity”) engaged in mineral exploration within the Russian Federation or any CIS country or which has any interest in any mineral property located within ten kilometres of any mineral property in which the Company has an interest at any time.

4.2           The restriction set out in Section 4.1 above shall not apply to ownership by Kovarsky of less than five percent (5%) of the publicly traded securities of any Competitive Entity.

4.3           Kovarsky acknowledges that the restrictions contained in Section 4.1 are reasonable; however, in the event that any court should determine that the restrictive covenants contained in Section 4.1 of this Agreement, or any part thereof, are unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

Confidentiality

4.4           The term "Confidential Information" means any and all information concerning any aspect of the Company not generally known to persons other than those associated with the Company.  The Company may disclose, in writing or orally, certain Confidential Information to Kovarsky.

4.5           Kovarsky acknowledges and agrees that any Confidential Information disclosed to Kovarsky is in the strictest confidence.  Any Confidential Information disclosed to Kovarsky in any form whatsoever is and shall be considered confidential and proprietary information of the Company.

4.6           Except as authorized by the Company, Kovarsky will not, except in the course of his duties to the Company:

(a)	duplicate, transfer or disclose nor allow any other person to duplicate, transfer or disclose any of the Company's Confidential Information; or

(b)	use the Company's Confidential Information without the prior written consent of the Company.

4.7           Kovarsky will safeguard all Confidential Information at all times so that it is not exposed to or used by unauthorized persons, and will exercise at least the same degree of care that would be used to protect Kovarsky's own confidential information.

4.8           Any and all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, technical, accounting and financial records and like information and materials received from the Company and any copies or excerpts thereof containing proprietary or Confidential Information will remain the property of the Company and will, upon the request of the Company, be promptly returned to the Company by Kovarsky.

4.9           The restrictive obligations set forth above shall not apply to the disclosure or use of any information which:

(a)	is or later becomes publicly known under circumstances involving no breach of this Agreement by Kovarsky;

(b)	is already known to Kovarsky at the time of receipt of the Confidential Information;

(c)	is lawfully made available to Kovarsky by a third party; or

(d)	is authorized by the Board of Directors of the Company.

4.10       The provisions of Article 4.1 to 4.3 shall survive the termination of this Agreement for a period of one year after termination.

ARTICLE 5
TERMINATION

5.1           The Company may terminate Kovarsky's engagement under this Agreement only upon the occurrence of any of the following events:

(a)	Kovarsky committing an act of gross negligence of wilful misconduct;

(b)	the conviction of Kovarsky under the Criminal Code of Canada or the Securities Acts of any of the Provinces of Canada; or

(c)
the breach or default of any material term of this Agreement by Kovarsky if such breach or default has not been remedied to the satisfaction of the Company within 14 days after written notice of the breach of default has been delivered by the Company to Kovarsky, as the case may be;

PROVIDED THAT the Company may not terminate this Agreement nor commence proceedings to terminate this Agreement pursuant to sub-paragraph 5.1(c) within 180 days of a “change of control”, as defined in paragraph 2.4 of this Agreement.

5.2           In the event of the termination of Kovarsky's engagement under this Agreement pursuant to Section 5.1 of this Agreement, the Company shall pay to Kovarsky, within 10 days of the termination the full amount of compensation accrued pursuant to Section 3.1 of this Agreement as of the date of termination.

5.3           Kovarsky may terminate his obligations under this Agreement only as follows:

(a)	upon giving the Company 90 days notice in writing; or

(b)
upon the breach or default of any material term of this Agreement by the Company if such breach or default has not been remedied to the satisfaction of Kovarsky, within 14 days after written notice of the breach of default has been delivered by Kovarsky to the Company.

5.4           In the event of the termination of Kovarsky's engagement under this Agreement pursuant to Section 5.3(b) of this Agreement, the Company shall pay to Kovarsky, within 10 days of termination six months’ salary.

ARTICLE 6
PERSONAL NATURE

6.1           This Agreement is personal and is entered into based upon the singular skill, qualifications and experience of Kovarsky.

ARTICLE 7
GENERAL PROVISIONS

Waiver

7.1           No consent or waiver, express or implied, by any party to this Agreement of any breach or default by any other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such party's performance or in the terms, covenants and conditions of this Agreement.  The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party's right to assert such claim at any time thereafter.

Notices

7.2           Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall be personally delivered, telefaxed or mailed by registered mail, postage prepaid to the address of the parties set out on the first page of this Agreement.  Any notice shall be deemed to have been received if delivered or telefaxed, when delivered or telefaxed, and if mailed, on the fifth day (excluding Saturdays, Sundays and holidays) after the mailing thereof.  If normal mail service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by registered mail will not be deemed to be received until actually received and the party sending the notice shall utilize any other services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof.  A party may change its address for service by notice in writing to the other parties.

7.3           Each party to this Agreement may change its address for the purpose of this article 7 by giving written notice of such change in the manner provided for in section 7.2.

Applicable Law

7.4           This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia and the federal laws of Canada applicable therein, which shall be deemed to be the proper law hereof.  The parties hereto hereby submit to the jurisdiction of the courts of British Columbia.

Severability

7.5           If any provision of this Agreement for any reason is declared invalid, such declaration shall not affect the validity of any remaining portion of the Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

Entire Agreement

7.6           This Agreement constitutes the entire Agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than set forth in this Agreement and there are no Agreements collateral hereto other than as are expressly set forth or referred to herein.  This Agreement cannot be amended or supplemented except by a written agreement executed by all parties hereto.

Non-Assignability

7.7           This Agreement shall not be assigned by any party to this Agreement without the prior written consent of all other parties to this Agreement.

Burden and Benefit

7.8           This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Time

7.9           Time is of the essence of this Agreement.

Counterpart

7.10                      This Agreement may be executed in counterpart and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date set out on the first page of this Agreement.

KOLA MINING CORP. BY ITS AUTHORIZED SIGNATORY: _______________________	) ) ) ) ) ) ) ) )
SIGNED, SEALED AND DELIVERED by IGOR A. KOVARSKY in the presence of: __________________________ Name __________________________ Address	) ) ) ) ) ) ) ) ) )	_______________________________ IGOR A. KOVARSKY

This is page 8 to that certain Employment Agreement dated as of June 1, 2008, between KOLA MINING CORP. and IGOR A. KOVARSKY